As filed with the Securities and Exchange Commission on July 29, 1997

                                                     Registration No. 333-
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          GOODY'S FAMILY CLOTHING, INC.
               (Exact name of issuer as specified in its charter)

   Tennessee                                             62-0793974
(State or other jurisdiction of              (I.R.S. Employer Identification
incorporation or organization)                            Number)


                                400 Goody's Lane
                           Knoxville, Tennessee 37922

               (Address of Principal Executive Offices) (Zip Code)

                                ----------------
                          GOODY'S FAMILY CLOTHING INC.
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                                ----------------
                              Regis Hebbeler, Esq.
                          Goody's Family Clothing, Inc.
                                400 Goody's Lane
                           Knoxville, Tennessee 37922
                                 (423) 966-2000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------

                                                            Proposed            Proposed
            Title of                                        Maximum              Maximum
           Securities                   Amount           Offering Price         Aggregate             Amount of
        to be Registered          to be Registered(1)     Per Share(2)      Offering Price(2)    Registration Fee(3)
----------------------------------------------------------------------------------------------------------------------
Common Stock,                      200,000 shares          $22.38           $ 4,476,000            $1,356.36
no par value                        56,500 shares          $25.12           $ 1,419,280            $  430.08
per share                           30,000 shares          $28.00           $   840,000            $  254.55
                                   713,500 shares          $35.875          $25,596,812.50         $7,756.61
                                 ----------------                           --------------         ---------
                                 1,000,000 shares                           $32,332,092.50         $9,797.60
                                 ================                           ==============         =========

======================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, with options for 200,000 shares having been granted at an exercise price of $22.38 per share, options for 56,500 shares having been granted at an exercise price of $25.12 per share, options for 30,000 shares having been granted at an exercise price of $28.00 per share and options for the remaining 713,500 shares on the basis of the average of the high and low sale prices of the Registrant's Common Stock as included on The Nasdaq National Market on July 25, 1997.

(3)  The Registration Fee has been calculated pursuant to Rule 457 as follows:
     200,000 multiplied by one thirty-third of one percent of $22.38 (the exercise price of such options), 56,500 multiplied by one thirty-third of one percent of $25.12 (the exercise price of such options), 30,000 multiplied by one thirty-third of one percent of $28.00 (the exercise price of such options) and 713,500 multiplied by one thirty-third of one percent of $35.875, the average of the high and low sale prices of the Registrant's Common Stock as included on The Nasdaq National Market on July 25, 1997.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by Goody's Family Clothing, Inc., a Tennessee corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference.

                  (a) Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

                  (b) Quarterly Report on Form 10-Q for the quarterly period ended May 3, 1997.

                  (c) The description of the Registrant's Common Stock, no par value per share, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on September 13, 1991.

                  (d) Amendment to Form 8-A on Form 8 filed with the Commission on October 23, 1991.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered under this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement as of the date of the filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable

ITEM 5.    INTEREST OF NAMED EXPERTS AND COUNSEL.

           Not applicable






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




ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The indemnification of officers and directors of the Registrant is governed by Section 48-18-501 et seq. of the Tennessee Business Corporation Act (the "TBCA") and the Amended and Restated Charter (the "Charter") and By-laws of the Registrant.

         The Charter and the By-laws of the Registrant provide for the indemnification of the directors, officers, employees and agents of the Registrant to the fullest extent permitted by the TBCA. Among other things, the TBCA permits a corporation's indemnification of a director, officer, employee or agent made a party to a proceeding by reason of the fact of such relationship with such corporation against liability incurred in the proceeding if (i) such person acted in good faith, (ii) such person reasonably believed, (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests or (b) in all other cases, that his conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the provisions of clause
(ii)(b) above. However, pursuant to the TBCA, a corporation may not indemnify a director (i) in connection with a proceeding brought by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Under the TBCA, unless limited by its charter, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer (as applicable) of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under certain circumstances, the TBCA also permits a corporation to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding. The TBCA also permits a corporation to purchase and maintain insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have statutory power to indemnify such persons against the liabilities insured and the TBCA further provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled, provided that a corporation may not indemnify a director if a judgment or other final adjudication adverse to him establishes his liability (i) for any breach of the duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) under Section 48-18-304 of the TBCA (liability for unlawful distribution).

         The Charter and By-laws of the Registrant also provide that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) arising under Section 47-18-304 of the TBCA.

         The Registrant also has entered into agreements with its directors to further memorialize and reaffirm the Registrant's obligations to indemnify them as authorized by its Charter and By-laws of the Registrant. Furthermore, the Registrant has Directors and Officers

Liability Insurance which, subject to the policy conditions, provides coverage for indemnification amounts payable by the Registrant with respect to its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this registration statement:

         Exhibit
         Number         Description
         -------        ------------
         4.1            Goody's Family Clothing, Inc. 1997 Stock Option
                        Plan.

         5.1            Opinion of Shereff, Friedman, Hoffman & Goodman,
                        LLP.

         15             Accountants' Awareness Letter.

         23.1           Consent of Deloitte & Touche LLP.

         23.2           Consent of Shereff, Friedman, Hoffman & Goodman,
                        LLP (included in Exhibit 5.1).

         24 Power of Attorney (included in signature page to this registration statement).

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on this 23rd day of July, 1997.

                                    GOODY'S FAMILY CLOTHING, INC.


                                    By:   /s/ Harry M. Call
                                          --------------------------------------
                                          Harry M. Call
                                          President and Chief Operating Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Harry M. Call and Edward R. Carlin, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents (with full power of each of them to act alone) full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


              Signature                                   Title                                    Date
              ---------                                   -----                                    ----

/s/ Robert M. Goodfriend                  Chairman of the Board and Chief                      July 23, 1997
---------------------------               Executive Officer
Robert M. Goodfriend


/s/ Harry M. Call                         President and Chief Operating                        July 23, 1997
-------------------------------           Officer
Harry M. Call


/s/ Edward R. Carlin                      Executive Vice President and                         July 23, 1997
-------------------------------           Chief Financial Officer
Edward R. Carlin                          (Principal Financial Officer)


/s/ David G. Peek                         Vice President, Chief Accounting                     July 23, 1997
--------------------------------          Officer and Corporate Controller
David G. Peek                             (Principal Accounting Officer)


/s/ Robert F. Koppel                      Director                                             July 23, 1997
------------------------------
Robert F. Koppel


/s/ Samuel J. Furrow                      Director                                             July 23, 1997
------------------------------
Samuel J. Furrow


/s/ Irwin L. Lowenstein                   Director                                             July 23, 1997
-----------------------------
Irwin L. Lowenstein


/s/ Cheryl L. Turnbull                    Director                                             July 23, 1997
-----------------------------
Cheryl L. Turnbull


                          GOODY'S FAMILY CLOTHING, INC.

                                    FORM S-8
                             REGISTRATION STATEMENT

                                  EXHIBIT INDEX


     EXHIBIT
     NUMBER          DESCRIPTION

      4.1            Goody's Family Clothing, Inc. 1997 Stock Option Plan.

      5.1            Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

      15             Accountants' Awareness Letter.

      23.1           Consent of Deloitte & Touche LLP.

      23.2           Consent of Shereff, Friedman, Hoffman & Goodman, LLP
                     (included in Exhibit 5.1).

      24 Power of Attorney (included in signature page to this registration statement).